Exhibit 4.1

EXECUTION COPY

THE EMPIRE DISTRICT ELECTRIC COMPANY

$60,000,000 First Mortgage Bonds, 4.27% Series due 2044

BOND PURCHASE AGREEMENT

Dated October 15, 2014

Section 13.1.	Registration of Bonds	23
Section 13.2.	Transfer and Exchange of Bonds	24
Section 13.3.	Replacement of Bonds	24
Section 13.4.	Delivery Expenses	25

SECTION 14.	PAYMENTS ON BONDS	25

Section 14.1.	Place of Payment	25
Section 14.2.	Home Office Payment	25

SECTION 15.	EXPENSES, ETC.	25

Section 15.1.	Transaction Expenses	25
Section 15.2.	Survival	26

SECTION 16.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT	26

SECTION 17.	AMENDMENT AND WAIVER	26

Section 17.1.	Requirements	26
Section 17.2.	Solicitation of Holders of Bonds	27
Section 17.3.	Binding Effect, Etc.	27
Section 17.4.	Bonds Held by Company, Etc.	28

SECTION 18.	NOTICES	28

SECTION 19.	REPRODUCTION OF DOCUMENTS	28

SECTION 20.	CONFIDENTIAL INFORMATION	29

SECTION 21.	SUBSTITUTION OF PURCHASER	30

SECTION 22.	MISCELLANEOUS	30

Section 22.1.	Successors and Assigns	30
Section 22.2.	Accounting Terms	30
Section 22.3.	Severability	30
Section 22.4.	Construction, Etc.	30
Section 22.5.	Counterparts	31
Section 22.6.	Governing Law	31
Section 22.7.	Priority of Rights	31
Section 22.8.	Jurisdiction and Process; Waiver of Jury Trial	31
Section 22.9.	Appointment of Trustees	31

Signature		1

SCHEDULE A	—	INFORMATION RELATING TO PURCHASERS

SCHEDULE B	—	DEFINED TERMS

SCHEDULE 5.2	—	Locations of Recordation

SCHEDULE 5.3	—	Disclosure Materials

SCHEDULE 5.4	—	Subsidiaries of the Company and Ownership of Subsidiary Stock

SCHEDULE 5.5	—	Financial Statements

SCHEDULE 5.15	—	Existing Indebtedness

EXHIBIT 1	—	Form of Supplemental Indenture, including the form of First Mortgage Bonds, 4.27% Series due 2044

EXHIBIT 4.4(a)(i)	—	Form of Opinion of Special New York Counsel for the Company

EXHIBIT 4.4(a)(ii)	—	Form of Opinion of Special Missouri Counsel for the Company

EXHIBIT 4.4(a)(iii)	—	Form of Opinion of Special Kansas Counsel for the Company

EXHIBIT 4.4(a)(iv)	—	Form of Opinion of Special Regulatory Counsel for the Company

EXHIBIT 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers

THE EMPIRE DISTRICT ELECTRIC COMPANY

602 S. Joplin Avenue

Joplin, Missouri 64801

$60,000,000 First Mortgage Bonds, 4.27% Series due 2044

Dated as of October 15, 2014

TO EACH OF THE PURCHASERS LISTED IN

SCHEDULE A HERETO:

Ladies and Gentlemen:

THE EMPIRE DISTRICT ELECTRIC COMPANY, a Kansas corporation (the “Company”), agrees with each of the Purchasers as follows:

SECTION 1.                                          AUTHORIZATION OF BONDS.

The Company will authorize the issue and sale of $60,000,000 aggregate principal amount of its First Mortgage Bonds, 4.27% Series due 2044 (the “Bonds”) to be issued under and secured by that certain Indenture of Mortgage and Deed of Trust, dated as of September 1, 1944 (the “Original Mortgage”), between the Company, The Bank of New York Mellon Trust Company, N.A. (the “Principal Trustee”) and UMB Bank & Trust, N.A (with the Principal Trustee, the “Trustees,” and individually, a “Trustee”), as to be amended and supplemented by the Fortieth Supplemental Indenture, dated as of the Closing (the “Supplemental Indenture”), and entitled to the benefits thereof.  The Original Mortgage, as heretofore supplemented and amended including, without limitation, by the Supplemental Indenture, and as may be supplemented and amended in the future, is hereinafter referred to as the “Mortgage.”  The Supplemental Indenture, including the form of the Bonds, shall be in the form set out in Exhibit 1.

The Mortgage creates and will create a first mortgage Lien on and a first security interest in the property of the Company described therein as being subjected to the Lien thereof, subject to permitted encumbrances, prepaid liens and Prior liens (each as defined in the Mortgage), and except (i) excepted property (as defined in the Mortgage) and (ii) such property as may have been released from the Lien thereof in accordance with the terms thereof (such property which at such time is subject to the Lien of the Mortgage being hereinafter referred to as the “Mortgaged Property”).

Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are to a Schedule or an Exhibit attached to this Agreement unless otherwise specified.  References to a “Section” are references to a Section of this Agreement unless otherwise specified.

SECTION 2.                                          SALE AND PURCHASE OF BONDS.

Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company at the Closing provided for in Section 3, Bonds in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.                                          CLOSING.

The sale and purchase of the Bonds to be purchased by each Purchaser shall occur at the offices of Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166, at 10:00 a.m., New York, New York time, at a closing (the “Closing”) on December 1, 2014.  At the Closing, the Company will deliver to each Purchaser the Bonds to be purchased by such Purchaser in the form of a single Bond (or such greater number of Bonds in denominations of at least $100,000 and integral multiples of $1,000 in excess thereof as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 9871280691 at UMB Bank & Trust N.A.  If at the Closing the Company shall fail to tender the Bonds to be purchased by such Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Company to tender such Bonds.

SECTION 4.                                          CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Bonds to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.                                             Representations and Warranties.

(a)                                     Except as set forth in clause (b) of this Section 4.1, the representations and warranties of the Company set forth in Section 5 of this Agreement shall be correct (i) as of the date of this Agreement and (ii) at the time of the Closing, except to the extent such representations and warranties are as of another date, in which case, such representations and warranties shall be true and correct as of that date.

(b)                                      The representations and warranties set forth in (i) Section 5.3, (ii) Section 5.4(a) and Section 5.4(b), (iii) Section 5.5, (iv) Section 5.8(a), (v) the second to last sentence of Section 5.9, (vi) Section 5.10(c), (vii) the first sentence of Section 5.15(a) and (viii) Section 5.15(b) and 5.15(c) shall be correct as of the date of this Agreement.

Section 4.2.                                             Performance; No Default.  The Company shall have performed and complied with all agreements and conditions contained in this Agreement, the Mortgage and the Supplemental Indenture required to be performed or complied with by it prior to or at the Closing and from the date of this Agreement to the Closing with respect to Sections 9 and 10.  From the date of this Agreement until the Closing and after giving effect to the issue and sale of the Bonds at the Closing (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.  Neither the Company nor any Subsidiary shall have entered into any transaction since August 8, 2014 that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3.                                             Compliance Certificates.

(a)                                     Officer’s Certificate.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

(b)                                      Secretary’s Certificate.  The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Bonds to be purchased at the Closing and this Agreement and (ii) the Company’s organizational documents as then in effect.

Section 4.4.                                Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance reasonably satisfactory to such Purchaser, dated the date of the Closing (a)(i) from Cahill Gordon & Reindel LLP, special New York counsel for the Company, (ii) from Lathrop & Gage LLP, special Missouri counsel for the Company, (iii) from Anderson & Byrd, LLP, special Kansas counsel for the Company, and (iv) from Brydon, Swearengen & England P.C., special regulatory counsel for the Company, substantially in the forms set forth in Exhibits 4.4(a)(i), 4.4(a)(ii), 4.4(a)(iii) and 4.4(a)(iv), respectively and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers) and (b) from Winston & Strawn LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.                                             Purchase Permitted By Applicable Law, Etc.  On the date of the Closing such Purchaser’s purchase of Bonds shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.                                             Sale of Other Bonds.  Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Bonds to be purchased by it at the Closing as specified in Schedule A.

Section 4.7.                                             Payment of Special Counsel Fees.  Without limiting Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

Section 4.8.                                             Private Placement Number.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for the Bonds.

Section 4.9.                                             Changes in Corporate Structure.  The Company shall not have (a) changed its jurisdiction of incorporation or organization, as applicable, or (b) been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5, except for those transactions that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 4.10.                                              Funding Instructions.  At least three Business Days prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Bonds is to be deposited.

Section 4.11.                                              Documents Required by Mortgage; Basis for Authentication.  The Company shall have furnished to the Principal Trustee the resolutions, certificates, opinions and other instruments required to be delivered prior to or upon the issuance of the Bonds pursuant to the provisions of the Mortgage.  The Company shall have requested the Principal Trustee to authenticate and the Principal Trustee shall have authenticated the Bonds pursuant to Article 3 of the Mortgage.  The Company shall be able to comply with all other conditions with respect to the authentication of the Bonds imposed by the Mortgage.

Section 4.12.                                              Recordings.

(a)               On or prior to the Closing, the Supplemental Indenture shall have been duly authorized, executed and delivered by the Company and the Trustees, and shall be in full force and effect.

(b)               The Supplemental Indenture shall be in proper form for recordation.

Section 4.13.                                              Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of the documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.                                          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1.                                             Organization; Power and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Bonds and to perform the provisions hereof and thereof.

Section 5.2.                                             Authorization, Etc.

(a)               This Agreement, the Mortgage and the Supplemental Indenture have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement, the Mortgage and the Supplemental Indenture constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)               The Bonds have been duly authorized by all necessary corporate action on the part of the Company, and when executed, authenticated and issued by the Company in accordance with the provisions of the Mortgage and delivered to and paid for by the Purchasers in accordance with the terms of this Agreement, will be entitled to the benefits and security of the Mortgage, and will be valid and binding obligations of the Company, in each case enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)                The Mortgage constitutes a direct and valid first mortgage lien upon the properties and assets of the Company specifically or generally described or referred to in the Mortgage as being subject to the lien thereof and will create a similar lien upon all properties and assets acquired by the Company after the date hereof located in counties in which the Mortgage has been recorded and required by the Mortgage to be subjected to the lien of the Mortgage when acquired by the Company, subject only to permitted encumbrances, prepaid liens and Prior liens (each as defined in the Mortgage).  The Mortgage has been recorded in each county where such properties and assets of the Company as described above are located and the Company will cause the Mortgage to be recorded in each county where such properties and assets of the Company as described above are located when acquired.  Schedule 5.2 attached hereto sets forth each county or recording or filing district in which any of the properties or assets of the Company subject to the lien of the Mortgage have been recorded as of the date hereof.

Section 5.3.                                             Disclosure.  This Agreement, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to August 14, 2014 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Except as disclosed in the Disclosure Documents, since December 31, 2013, there has been no change in the financial condition, operations, business or properties of the Company or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.4.                                             Organization and Ownership of Shares of Subsidiaries; Affiliates.  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary and (ii) the Company’s Controlled Affiliates, other than Subsidiaries.

(b)                                      All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

(c)                                      Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

Section 5.5.                                             Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5.  All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).  The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

Section 5.6.                                             Compliance with Laws, Other Instruments, Etc.  The execution, delivery and performance by the Company of this Agreement, the Supplemental Indenture and the Bonds will not (i) except as would not reasonably be expected to result in a Material Adverse Effect, contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected (other than the Lien created by the Mortgage), (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

Section 5.7.                                             Governmental Authorizations, Etc.  No consent, approval or authorization of, registration, filing or declaration with, any Governmental Authority, public authority or agency is required in connection with the issuance, sale or delivery of the Bonds or the execution, delivery or performance by the Company of this Agreement, the Mortgage, the Supplemental Indenture or the Bonds other than (i) those that have been made or obtained on or prior to the date hereof, (ii) filings with the SEC on Form 8-K, Form 10-K and Form 10-Q, and (iii) the recordings or filings, in respect of the Lien of the Mortgage, required under the Mortgage and the Supplemental Indenture.

Section 5.8.                                             Litigation; Observance of Agreements, Statutes and Orders.  (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

(b)                                      Neither the Company nor any Subsidiary is (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby.

Section 5.9.                                             Taxes.  The Company and its Subsidiaries have filed all income tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which, individually or in the aggregate, is not Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The U.S. federal income tax liabilities of the Company and its Subsidiaries have been finally determined (by reason of the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2009.

Section 5.10.                                              Title to Property; Leases.  (a) The Mortgaged Property constitutes substantially all of the property of the Company (other than excepted property as defined in the Mortgage).  The Company and Empire Gas have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or Empire Gas after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All real property that constitutes the Mortgaged Property is located in the States of Missouri, Kansas, Oklahoma or Arkansas.  There is no outstanding Indebtedness of the Company or of any other Person for the purchase price or construction of, or for services, materials and supplies rendered or delivered in connection with the construction of, any property, or for current operations, that has or could become the basis of a Lien prior to the Lien of the Mortgage upon any or all of the Mortgaged Property, other than a permitted encumbrance, a prepaid lien or a Prior lien (each as defined in the Mortgage).

(b)         The Company has the power of eminent domain which it may exercise, subject to the requirements of law, in order to acquire any additional property that is necessary for it to perform its responsibilities as a public service company.

(c)  All Material leases are valid and subsisting and are in full force and effect in all material respects.

Section 5.11.                                              Licenses, Permits, Etc.  The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for those conflicts that, individually or in the aggregate, would not have a Material Adverse Effect.

Section 5.12.                                              Compliance with ERISA.  (a)  The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title IV (other than for the payment of premiums to the PBGC) or the penalty provisions of Title I of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title IV or the penalty provisions of Title I of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)                                      The Company and its ERISA Affiliates have not incurred withdrawal liabilities under section 4201 or 4204 or ERISA, and are not subject to contingent withdrawal liabilities under section 4204 of ERISA, in respect of Multiemployer Plans that individually or in the aggregate are Material.

(c)                                      The execution and delivery of this Agreement and the issuance and sale of the Bonds hereunder will not involve any transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(c) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Bonds to be purchased by such Purchaser.

Section 5.13.                                              Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Bonds or any similar Securities for sale to, or solicited any offer to buy the Bonds or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 25 other Institutional Investors, each of which has been offered the Bonds at a private sale for investment.  Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Bonds to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14.                                              Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Bonds hereunder to refinance existing Indebtedness and for general corporate purposes.  No part of the proceeds from the sale of the Bonds hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.                                              Existing Indebtedness; Future Liens.  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Material Indebtedness for borrowed money of the Company and its Subsidiaries as of June 30, 2014 (including descriptions of the obligors, principal amounts outstanding, any collateral therefor and any Guaranties thereof), since which date, except as described therein, there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Material Indebtedness of the Company or its Subsidiaries.  Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Material Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Material Indebtedness of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Material Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)                                      Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit any of its Mortgaged Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by the Mortgage or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Mortgaged Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by the Mortgage.

(c)                                      Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Material Indebtedness of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Company, except as disclosed in Schedule 5.15 or in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Section 5.16.                                                 Foreign Assets Control Regulations, Etc.  (a)  Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) a Person, entity, organization or government of a country who is otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (“CISADA”), the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”).  Neither the Company nor any Controlled Entity has been notified in writing that its name appears or will in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b)                                      No part of the proceeds from the sale of the Bonds hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise knowingly be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.

(c)                                      Neither the Company nor any Controlled Entity (i) has been found by a Governmental Authority to be in violation of, has been charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d)                                      (1)                                 Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable anti-bribery or anti-corruption law or regulation in a U.S. or, to the knowledge of the Company, any

non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) to the knowledge of the Company, has been or is the target of sanctions imposed by the United Nations or the European Union;

(2)                                              To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation; and

(3)                                              No part of the proceeds from the sale of the Bonds hereunder will be used, directly or, to the knowledge of the Company, indirectly, for any improper payments, including bribes, to any Governmental Official in order to obtain, retain or direct business or obtain any improper advantage in violation of applicable law.  The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Section 5.17.                                              Status under Certain Statutes.  (a) The Company or certain of its Subsidiaries are subject to the jurisdiction of the Public Service Commission of the State of Missouri, the Corporation Commission of the State of Oklahoma, the State Corporation Commission of the State of Kansas and the Arkansas Public Service Commission and various other state, federal and local governmental departments and regulatory and environmental commissions, agencies, authorities and bodies with respect to its business operations.

(b) Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended.

Section 5.18.                                              Environmental Matters.  (a) Neither the Company nor any Subsidiary has received any notice of any claim, and neither the Company nor any Subsidiary has knowledge of any claim or proceeding asserting any claim against the Company or any of its Subsidiaries or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, in each case, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)                                      Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)                                      Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)                                      Neither the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)                                      All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19.                         Senior Obligations.  The Bonds are senior secured Indebtedness of the Company and are pari passu and of equal rank and seniority with all other senior secured Indebtedness of the Company.

SECTION 6.                                          REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.                                             Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Bonds for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Bonds have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Bonds.

Section 6.2.                                             Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Bonds to be purchased by such Purchaser hereunder:

(a)                            the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual

Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile, and the condition of section IV(b) of PTE 95-60 is satisfied; or

(b)                            the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)                           the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund, and such Purchaser will satisfy the conditions of sections III(b) and (c) of PETE 90-1 or PTE 91-38, as the case may be; or

(d)                            the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (i) the identity of such QPAM and (ii) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d);or

(e)                           the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (c), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)                           the Source is a governmental plan; or

(g)                             the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)                            the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

SECTION 7.                                          INFORMATION AS TO COMPANY

Section 7.1.                                            Financial and Business Information.  The Company shall deliver to each Purchaser and each holder of a Bond that is an Institutional Investor:

(a)                          Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(i)                             a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and

(ii)                              consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);

(b)                            Annual Statements — within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Company is subject to the filing requirements thereof) after the end of each fiscal year of the Company, duplicate copies of

(i)                             a consolidated balance sheet of the Company and its Subsidiaries as at the end of such year, and

(ii)                              consolidated statements of income, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company’s Form 10-K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Securities Exchange Act of 1934) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)                           Other Reports — promptly upon their being sent, one copy of each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its public Securities holders generally;

(d)                            Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)                           ERISA Matters — promptly, and in any event within ten days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(i)                             with respect to any Plan, the occurrence of any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(ii)                              the taking by the PBGC of steps to institute proceedings under section 4042 of ERISA, or the existence of any event, transaction, or condition that constitutes grounds under section 4042 of ERISA, for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(iii)                                any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title IV (other than for the payment of premiums to the PBGC) or the penalty provisions of Title I of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title IV or the penalty provisions of Title I of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f)                           Notices of Environmental Matters — written notice within fifteen days of a Responsible Officer becoming aware of any of the following, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company:  (i) the violation of any Environmental Law; or (ii) any claim, demand, investigation, proceeding, cost recovery action, litigation, judgment, order or lien arising pursuant to any Environmental Law or from the release or disposal of any Hazardous Material;

(g)                             Resignation or Replacement of Auditors — within ten days following the date on which the Company’s auditors resign or the Company elects to change auditors, as the case may be, notification thereof; and

(h)                            Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Bonds as from time to time may be reasonably requested by any Purchaser or holder of a Bond.

Section 7.2.                                            Officer’s Certificate.  Each set of financial statements delivered to a Purchaser or a holder of a Bond pursuant to Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

Section 7.3.                                            Visitation.  The Company shall permit the representatives of each Purchaser and each holder of a Bond that is an Institutional Investor:

(a)                          No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

(b)                            Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 7.4.                                            Electronic Delivery.  Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b), (c) or (g) and Section 7.2 shall be deemed to have been delivered if the Company satisfies any of the following requirements with respect thereto:

(i)                                    such financial statements satisfying the requirements of Section 7.1(a) or (b), the information required by Section 7.1(g) and the Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each Purchaser and each holder of a Bond by e-mail;

(ii)                                     the Company shall have timely filed such Form 10—Q or Form 10—K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://www.empiredistrict.com as of the date of this Agreement; or

(iii)                                      the Company shall have filed any of the items referred to in Section 7.1(c) or Section 7.1(g) with the SEC on EDGAR and shall have made such items available on its home page on the internet to which each Purchaser and each holder of Bonds has free access.

SECTION 8.                                          PAYMENT, PREPAYMENT AND PURCHASE OF THE BONDS.

Section 8.1.                                            Payments and Prepayments.  The Bonds shall mature and be subject to optional redemption solely as provided in the Supplemental Indenture.

Section 8.2.                                            Allocation of Partial Prepayments.  In the case of each partial prepayment of the Bonds, the principal amount of the Bonds to be prepaid shall be allocated among all of the Bonds at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

Section 8.3.                                            Purchase of Bonds.  The Company will not and will not permit any Controlled Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Bonds except (a) upon the payment or prepayment of the Bonds in accordance with this Agreement and Article 5 of the Mortgage or (b) pursuant to an offer to purchase made by the Company or any Controlled Affiliate pro rata to the holders of all Bonds at the time outstanding upon the same terms and conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days.  If the holders of more than 50% of the principal amount of the Bonds then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by the holders of Bonds of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Bonds acquired by it or any Controlled Affiliate pursuant to any payment, prepayment or purchase of Bonds pursuant to this Agreement and no Bonds may be issued in substitution or exchange for any such Bonds.

Section 8.4.                                            Payments Due on Non-Business Days.  Anything in this Agreement or the Bonds to the contrary notwithstanding, (x) subject to clause (y), any payment of interest on any Bond that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (y) any payment of principal of or Make-Whole Amount on any Bond (including principal due on the maturity date of such Bond) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9.                                          AFFIRMATIVE COVENANTS

From the date of this Agreement until the Closing and thereafter, so long as any of the Bonds are outstanding, the Company covenants that it will abide by, maintain and keep all covenants made by it in the Mortgage.  In addition, from the date of this Agreement until the Closing and thereafter, so long as any of the Bonds are outstanding, the Company covenants that:

Section 9.1.                                            Compliance with Laws.  Without limiting Section 10.3, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.                                            Corporate Existence, Etc.  Subject to Article 12 of the Mortgage, the Company will at all times preserve and keep its corporate existence in full force and effect.  Subject to Article 12 of the Mortgage, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.3.                                            Books and Records.  The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity, in all material respects, with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.  The Company will, and will cause each of its Subsidiaries to, keep books, records and accounts which, in reasonable detail, accurately reflect all transactions and dispositions of Mortgaged Property.  The Company and its Subsidiaries have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of Mortgaged Property and the Company will, and will cause each of its Subsidiaries to, continue to maintain such system.

Section 9.4.                                            Recordation Information.  The filings for recordation of the Supplemental Indenture contemplated by Section 4.13 of the Mortgage shall be completed not later than 45 days after the Closing, and the Company shall promptly notify the Purchasers of such completion of recordation.  Within 60 days after the Closing, the Company shall deliver to the Principal Trustee and the Purchasers an Officer’s Certificate certifying that (i) the Supplemental Indenture has been duly recorded in each county or recording or filing district in which any of the properties or assets of the Company subject to the Lien of the Mortgage are situated, as listed on a schedule to such Officer’s Certificate, (ii) UCC-1 financing statements have been filed with the Secretary of State in each of Missouri, Arkansas, Kansas and Oklahoma, and (iii) upon such filings and recordings, no further recording or filing, and under present law, no periodic or other re-recording or re-filing of the Mortgage or any other instrument, will be required to preserve and protect the lien of the Mortgage either as a mortgage on real estate or as a security interest in personal property other than amendments to financing statements with respect to any Mortgaged Property acquired subsequent to a change in the name or location (within the meaning of the applicable Uniform Commercial Code) of the Company, change in or disposition of Mortgaged Property (including further filings or recordings for hereafter acquired property in any county in which the Mortgage shall not be of record), or if a new debtor becomes bound by the Mortgage.  The Company will pay all taxes and recording fees required to be paid with respect to the execution, recording and filing required by this Section 9.4 and Section 4.13 of the Mortgage.

Section 9.5.                                            Senior Obligations.  The Company will take all actions necessary to assure that the Bonds are senior secured Indebtedness of the Company and are and remain pari passu and of equal rank and seniority with all other senior secured Indebtedness of the Company.

Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 9 on or after the date of this Agreement and prior to the Closing, if such a failure occurs, then any of the Purchasers may elect not to purchase the Bonds on the date of Closing that is specified in Section 3.

SECTION 10.                                   NEGATIVE COVENANTS

From the date of this Agreement until the Closing and thereafter, so long as any of the Bonds are outstanding, the Company covenants that it will abide by, maintain and keep all covenants made by it in the Mortgage.  In addition, from the date of this Agreement until the Closing and thereafter, so long as any of the Bonds are outstanding, the Company covenants that:

Section 10.1.                                              Transactions with Affiliates.  The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions involving aggregate payments in excess of $120,000 (or such higher amount as equals the disclosure threshold for transactions with affiliates in proxy statements filed with the SEC) (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

Section 10.2.                                              Line of Business.  The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement.

Section 10.3.                                              Terrorism Sanctions Regulations.  The Company will not and will not permit any Controlled Entity (a) to knowingly become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or, to the knowledge of the Company, any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) to knowingly have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Bonds) with any Person if such investment, dealing or transaction (i) would cause any Purchaser or holder to be in violation of any law or regulation applicable to such Purchaser or holder, or (ii) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) to knowingly engage in any activity that could subject such Person or any Purchaser or holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Although it will not be a Default or an Event of Default if the Company fails to comply with any provision of Section 10 before or after giving effect to the issuance of the Bonds on a pro forma basis, if such a failure occurs, then any of the Purchasers may elect not to purchase the Bonds on the date of Closing that is specified in Section 3.

Section 11.                                                           Events of Default.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)                          a “default” set forth in Section 9.01(b) — (g) of the Mortgage shall occur; or

(b)                            the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Bond when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(c)                           the Company defaults in the payment of any interest on any Bond for more than five Business Days after the same becomes due and payable; or

(d)                            the Company defaults in the performance of or compliance with any term contained in Sections 7.1(d), 9.2, 9.5 or 10; or

(e)                           the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) , (c), (d) and (f)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Bond (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(e)); or

(f)                           any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

(g)                             (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of (x) any principal of or premium or make-whole amount or interest on any Indebtedness for borrowed money that is outstanding in an aggregate principal amount of at least $20,000,000 or (y) any termination payment under a Swap Contract with a Swap Termination Value of at least $20,000,000, in each case, beyond any period of grace provided with respect thereto, or (ii) the Company or any Significant Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness for borrowed money in an aggregate outstanding principal amount of at least $20,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment; or

(h)                            the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

(i)                             a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

(j)                            one or more final judgments or orders for the payment of money aggregating in excess of $20,000,000, including, without limitation, any such final order enforcing a binding arbitration decision, are rendered against one or more of the Company and its Significant Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; or

(k)                            if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan, (iii) the Company or any ERISA Affiliate shall have incurred any liability pursuant to Title IV (other than for the payment of premiums to the PBGC) or the penalty provisions of Title I of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or (iv) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan; and any such event or events described in clauses (i) through (iv) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the term “employee benefit plan” shall have the meaning assigned to such term in section 3 of ERISA.

SECTION 12.                                   REMEDIES ON DEFAULT, ETC.

In addition to any remedies provided in the Mortgage, each Purchaser shall have the remedies provided in this Section 12, notwithstanding any provision in the Mortgage to the contrary.  In the event of any conflict between any provision in this Section 12 and the Mortgage, the provisions of this Section 12 shall control.

Section 12.1.                                              Acceleration.  (a)  If an Event of Default with respect to the Company described in Section 11(h) or (i) (other than an Event of Default described in clause (i) of Section 11(h) or described in clause (vi) of Section 11(h) by virtue of the fact that such clause encompasses clause (i) of Section 11(h)) has occurred, all the Bonds then outstanding shall automatically become immediately due and payable.

(b)                                      If any other Event of Default has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Bonds then outstanding to be immediately due and payable.

(c)                                      If any Event of Default described in Sections 11(b) or 11(c), has occurred and is continuing, any holder or holders of Bonds at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Bonds held by it or them to be immediately due and payable.

Upon any Bonds becoming due and payable under this Section 12.1, whether automatically or by declaration, such Bonds will forthwith mature and the entire unpaid principal amount of such Bonds, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Bond has the right to maintain its investment in the

Bonds free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Bonds are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.                                              Other Remedies.  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Bonds have become or have been declared immediately due and payable under Section 12.1 or the Mortgage or from the exercise of any remedies under the Mortgage, the holder of any Bond at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Bond, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.                                              Rescission.  At any time after any Bonds have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Bonds, all principal of and Make-Whole Amount, if any, on any Bonds that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Bonds, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Bonds.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.                                              No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Bond in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement or any Bond upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Bond on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

SECTION 13.                                   REGISTRATION; EXCHANGE; SUBSTITUTION OF BONDS AND CERTAIN SPECIAL RIGHTS.

Section 13.1.                                              Registration of Bonds.  The Company shall keep at the principal corporate trust office of the Principal Trustee a register for the registration and registration of transfers of Bonds.  The name and address of each holder of one or more Bonds, each transfer thereof and the name and address of each transferee of one or more Bonds shall be registered in such register.  If any holder of one or more Bonds is a nominee, then (a) the name and address of the beneficial owner of such Bond or Bonds shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person(s) in whose name any Bond(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and neither the Company nor the Principal Trustee shall be affected by any notice or knowledge to the contrary.  The Company shall give, or will cause the Principal Trustee to give, to any holder of a Bond that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Bonds.

Section 13.2.                                              Transfer and Exchange of Bonds.  Upon surrender of any Bond at the principal corporate trust office of the Principal Trustee for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Bond or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Bond or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Bonds (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Bond.  Each such new Bond shall be payable to such Person as such holder may request and shall be substantially in the form provided in Exhibit 1.  Each such new Bond shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Bond or dated the date of the surrendered Bond if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Bonds.  Bonds shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Bonds, one Bond may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Bond registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3.                                              Replacement of Bonds.  Notwithstanding the provisions of Section 2.11 of the Mortgage, including, without limitation, the final sentence of the first paragraph thereof, upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Bond (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)                            in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Bond is, or is a nominee for, an original Purchaser or another holder of a Bond with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)                            in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Bond, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Bond or dated the date of such lost, stolen, destroyed or mutilated Bond if no interest shall have been paid thereon.

Section 13.4.                                    Delivery Expenses.  If a Purchaser surrenders any Bond to the Company or the Trustee pursuant to this Agreement or the Mortgage, of if the Company issues any new Bond pursuant to this Agreement or the Mortgage (other than pursuant to requests of holders for exchanges), the Company will pay the cost of delivering to or from such Purchaser’s office from or to the Company or the Trustee, insured to such Purchaser’s reasonable satisfaction, the surrendered Bond or Bonds and any Bond or Bonds issued in substitution or replacement for the surrendered Bond or Bonds, in each case insured to such Purchaser’s reasonable satisfaction.

SECTION 14.                                   PAYMENTS ON BONDS.

Section 14.1.                                              Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Bonds shall be made in New York, New York at the principal office of the Principal Trustee in such jurisdiction.  The Company may at any time, by notice to each holder of a Bond, change the place of payment of the Bonds so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.                                              Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Bond, and notwithstanding anything contained in Section 14.1, in such Bond or in the Mortgage, including, without limitation, Section 4.02 of the Mortgage and Article 9 of the Mortgage, to the contrary, the Company will pay all sums becoming due on such Bond for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Bond or the making of any notation (including stamping) thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Bond, such Purchaser shall surrender such Bond for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Bond held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Bond to the Company in exchange for a new Bond or Bonds pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Bond purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Bond as the Purchasers have made in this Section 14.2.

SECTION 15.                                   EXPENSES, ETC.

Section 15.1.                                              Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a single special counsel and, if reasonably required by the Required Holders following the Closing, local or other counsel) incurred by the Purchasers and each other holder of a Bond in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Bonds (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Bonds or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Bonds, or by reason of being a holder of any Bond, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Bonds and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $7,500.  The Company will pay, and will save each Purchaser and each other holder of a Bond harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Bonds).

Section 15.2.                                              Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Bond, the enforcement, amendment or waiver of any provision of this Agreement or the Bonds, and the termination of this Agreement.

SECTION 16.                                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Bonds, the purchase or transfer by any Purchaser of any Bond or portion thereof or interest therein and the payment of any Bond, and may be relied upon by any subsequent holder of a Bond, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Bond.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement, the Mortgage, the Supplemental Indenture and the Bonds embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.                                   AMENDMENT AND WAIVER.

Section 17.1.                                              Requirements.  This Agreement and the Bonds may be amended, and the observance of any term hereof or of the Bonds may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a)                                      no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing; and

(b)                                        no amendment or waiver may, without the written consent of each Purchaser and the holder of each Bond at the time outstanding, (i) subject to Section 12 relating to acceleration or rescission and any similar provisions in the Mortgage, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (x) interest on the Bonds or (y) the Make-Whole Amount, (ii) change the percentage of the principal amount of the Bonds the holders of which are required to consent to any amendment or waiver or the principal amount of the Bonds that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (iii) amend any of Sections 8, 11(b), 11(c), 12, 17 or 20.

Section 17.2.                                              Solicitation of Holders of Bonds.

(a)                                     Solicitation.  The Company will provide each Purchaser and each holder of a Bond with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser and such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Bonds.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 to each Purchaser and each holder of a Bond promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Bonds.

(b)                                      Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Bond as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of any Bond unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and holder of a Bond even if such Purchaser or holder did not consent to such waiver or amendment.

(c)                                      Consent in Contemplation of Transfer.  Any consent given pursuant to this Section 17 by a holder of a Bond that has transferred or has agreed to transfer its Bond to the Company, any Subsidiary or any Affiliate of the Company in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Bonds that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3.                                              Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 applies equally to all Purchasers and holders of Bonds and is binding upon them and upon each future holder of any Bond and upon the Company without regard to whether such Bond has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and any Purchaser or holder of a Bond and no delay in exercising any rights hereunder or under any Bond shall operate as a waiver of any rights of any holder of such Bond.

Section 17.4.                                              Bonds Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Bonds then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Bonds, or have directed the taking of any action provided herein or in the Bonds to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Bonds then outstanding, Bonds directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.                                   NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a nationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a nationally recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(i)                            if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(ii)                              if to any other holder of any Bond, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)                               if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Bond in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.                                   REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Bonds themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any other holder of Bonds from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.                                   CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Bonds), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (iii) any other holder of any Bond, (iv) any Institutional Investor to which it sells or offers to sell such Bond or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Bonds or this Agreement.  Each holder of a Bond, by its acceptance of a Bond, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Bond of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

SECTION 21.                                   SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Bonds that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser.  In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Bonds then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Bonds under this Agreement.

SECTION 22.                                   MISCELLANEOUS.

Section 22.1.                                              Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Bond) whether so expressed or not.

Section 22.2.                                              Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

Section 22.3.                                              Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4.                                              Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.  For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

Section 22.5.                                              Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6.                                              Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7.                                              Priority of Rights.  In the event of any conflict between any provisions set forth in this Agreement and the Mortgage, the provisions set forth in this Agreement shall control.

Section 22.8.                                              Jurisdiction and Process; Waiver of Jury Trial.  (a) The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Bonds.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)                                      The Company consents to process being served by or on behalf of any holder of Bonds in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)                                      Nothing in this Section 22.8 shall affect the right of any holder of a Bond to serve process in any manner permitted by law, or limit any right that the holders of any of the Bonds may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)                                      THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE BONDS, THE MORTGAGE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 22.9.                         Appointment of Trustees.  The Purchasers hereby appoint The Bank of New York Mellon Trust Company, N.A. to act as Principal Trustee, and appoint UMB Bank & Trust, N.A. to act as Trustee, each hereunder and under the Supplemental Indenture, and The Bank of New York Mellon Trust Company, N.A. and UMB Bank & Trust, N.A. each hereby agree to act in such capacities, all on and subject to the terms and conditions set forth in the Mortgage.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

THE EMPIRE DISTRICT ELECTRIC COMPANY

By	/s/ Laurie A. Delano
Name: Laurie A. Delano
Title: Vice President—Finance and Chief Financial Officer

This Agreement is hereby
accepted and agreed to as
of the date hereof.

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Ho Young Lee
Name: Ho Young Lee
Title: Managing Director

This Agreement is hereby
accepted and agreed to as
of the date hereof.

JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.)

By:	/s/ Scott Kushner
Name: Scott Kushner
Title: Director

This Agreement is hereby
accepted and agreed to as
of the date hereof.

JOHN HANCOCK LIFE & HEALTH INSURANCE COMPANY

By:	/s/ Scott Kushner
Name: Scott Kushner
Title: Director

This Agreement is hereby
accepted and agreed to as
of the date hereof.

CMFG LIFE INSURANCE COMPANY

By:	MEMBERS Capital Advisors, Inc.,
acting as Investment Advisor

By:	/s/ Allen R. Cantrell
Name: Allen R. Cantrell
Title: Managing Director, Investments

SCHEDULE B

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

“Agreement” means this Agreement as it may be amended or supplemented from time to time.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Blocked Person” is defined in Section 5.16(a).

“Bonds” is defined in Section 1.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Joplin, Missouri are required or authorized to be closed.

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” means The Empire District Electric Company, a Kansas corporation or any successor that becomes such in the manner prescribed in Article 12 of the Mortgage.

“Confidential Information” is defined in Section 20.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Controlled Entity” means (i) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (ii) if the Company has a parent company, such parent company and its Controlled Affiliates.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” as defined in the Supplemental Indenture.

“Disclosure Documents” is defined in Section 5.3.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Empire Gas” means The Empire District Gas Company, a Kansas corporation, and a Subsidiary of the Company.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)         the government of

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(i)                            the United States of America or any state or other political subdivision thereof, or

(ii)                              any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

(b)                            any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a)                            to purchase such indebtedness or obligation or any property constituting security therefor;

(b)                            to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

(c)                             to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

(d)                            otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum,

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petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

“holder” means, with respect to any Bond, the Person in whose name such Bond is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Bond whose name and address appears in such register.

“Indebtedness” with respect to any Person means, at any time, without duplication,

(a)                            its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;

(b)                            its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c)                             (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d)                            all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e)                             all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

(f)                           the aggregate Swap Termination Value of all Swap Contracts of such Person; and

(g)                             any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Bond, (b) any holder of a Bond holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Bonds then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Bond.

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“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

“Make-Whole Amount” as defined in the Supplemental Indenture.

“Material” means material in relation to the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Mortgage and the Bonds, or (c) the validity or enforceability of this Agreement, the Mortgage or the Bonds.

“Mortgage” is defined in Section 1.

“Mortgage Property” is defined in Section 1.

“Multiemployer Plan” means any “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA) to which contributions are, or within the preceding five years have been, made or required to be made by the Company or an ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

“Original Mortgage” is defined in Section 1.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

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“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA), other than a Multiemployer Plan, subject to Title I of ERISA that is, or within the preceding five years has been, established or maintained, or to which contributions are, or within the preceding five years have been, made or required to be made by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Principal Trustee” is defined in Section 1.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Bond that ceases to be the registered holder or a beneficial owner (through a nominee) of such Bond as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Bond for the purposes of this Agreement upon such transfer.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Related Fund” means, with respect to any holder of any Bond, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Required Holders” means at any time (i) prior to the Closing, the Purchasers and (ii) on or after the Closing, the holders of at least 50.1% in principal amount of the Bonds at the time outstanding (exclusive of Bonds then owned by the Company or any of its Affiliates).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

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“Securities” or “Security” shall have the meaning specified in section 2(1) of the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

“Significant Subsidiary”  means at any time any Subsidiary of the Company that would at such time constitute a “significant subsidiary” (as such term is defined in Regulation S-X, Rule 1-02(w) of the SEC as in effect on the date of the Closing) of the Company.

“Source” is defined in Section 6.2.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

“Supplemental Indenture” is defined in Section 1.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for

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any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.

“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Trustee” is defined in Section 1.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Wholly-Owned Subsidiary” means, at any time, any Subsidiary all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

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